EXHIBIT “A”

NEITHER THE OFFER NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”).  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER THE ACT.

VISCORP, INC.

10% CONVERTIBLE EXCHANGEABLE NOTE

DUE: JUNE 30, 2009

No. __

             ______, 2007

$__________

New York, New York

FOR VALUE RECEIVED, the undersigned, VISCORP, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay to the order of _____________________________________, or his or its registered assigns (the “Holder”), the principal sum of __________________ ___________________________________________Dollars (US$_________) on June 30, 2009 (the “Maturity Date”),

together with interest (computed on the basis of a 360-day year) on the outstanding principal amount at the rate of ten percent (10.00%) per annum from the date hereof, payable quarterly, on the last day of each March, June, September and December, commencing March 31, 2008, until the principal hereof shall have become due and payable, provided, however, that, at the option of the Company, the interest on this Note may be paid either in cash or in shares of the common stock of the Company, $____ par value per share (the “Common Stock”).

1.

Securities Purchase Agreement.

This Note has been issued pursuant to the terms and conditions set forth in the Securities Purchase Agreement dated as of January 25, 2008 by and among the Company, certain Subsidiaries and Affiliates of the Company, Time Poly Management Limited, Cmark Holdings Co., Ltd., Happyvale Limited, Fartop Management Limited and the respective Investors named therein (as from time to time amended, the “Securities Purchase Agreement”).  All of the terms and conditions of such Securities Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note, shall have the same meanings as defined in the Securities Purchase Agreement.

2.

Conversion Into Series A Preferred Stock.

Notwithstanding anything to the contrary, express or implied, contained in this Note or the Securities Purchase Agreement, upon consummation of the Preferred Stock Issuance and the delivery by the Company to the Holder of one or more stock certificates evidencing that number of shares of Series A Preferred Stock of the Company as shall be equal to the result of dividing (i) the principal amount of this Note plus all accrued interest hereon, by (ii) the “Conversion Price” (as hereinafter defined) then in effect, unless previously converted into Common Stock, as herein provided, the entire outstanding principal amount of this Note, together with all interest accrued hereon, shall (without any surrender thereof or other action on the part of the Holder) be deemed to have been converted into such shares of Series A Preferred Stock, and cancelled ab initio, and shall thereafter be rendered null and void and of no further force or effect.

3.

No Prepayment.

Unless otherwise consented to in writing by the Holder, the Company shall have no right to prepay all or any portion of the principal amount of this Note prior to the Preferred Stock Issuance Date.

4.

Notes.

  Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America at such place as provided in the Securities Purchase Agreement.  This Note is one of a series of up to $15,225,000 aggregate amount of 10% Convertible Exchangeable Notes (herein called the “Notes”) issued pursuant to the Securities Purchase Agreement, and is subject to other terms as set forth in the Securities Purchase Agreement.

5.

Registered Note.

This Note is a registered Note and, as provided in the Securities Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

6.

Conversion Rights.

a.

General.

(i)

Conversion.  The Holder of this Note shall have the right at any time or from time to time, to convert all or any part of the outstanding and unpaid principal amount of the Holder’s Note (and any accrued and unpaid interest thereon) into fully paid and non-assessable Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price. Any such conversion set forth in a Conversion Notice dated prior thereto, shall be deemed to be effective as of the date of such Conversion Notice.

(ii)

Conversion Amount.  The number of shares of Common Stock to be issued upon each conversion of the Holder’s Note shall be equal to (i) the Conversion Amount (as defined below) divided by (ii) the applicable Conversion Price then in effect

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on the date specified in the Conversion Notice, in the form accompanying this Agreement delivered to the Company by the Holder in accordance with Section 6(d) below; provided that the Conversion Notice is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of the Holder’s Note, the amount of the Holder’s Note (including any accrued but unpaid interest thereon) to be converted in such conversion.

(iii)

Conversion Limit.

(A)

Notwithstanding anything to the contrary set forth in this Note, at no time may Vision Opportunity Master Fund, Ltd. and/or Vision Opportunity China LP (individually and collectively, “Vision”) convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by Vision at such time to exceed, when aggregated with all other shares of Common Stock owned by Vision and its affiliates at such time, the number of shares of Common Stock which would result in Vision, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of Vision, or any other persons whose beneficial ownership of Common Stock would be aggregated with Vision’s for purposes of Section 13(d) and Section 16 of the Exchange Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.9% of the then issued and outstanding shares of Common Stock; provided, however, that upon Vision providing the Corporation with sixty-one (61) days notice (pursuant to this Note) (the “Waiver Notice”) that Vision would like to waive this Section iii(A) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section iii(A) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

(B)

Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note (other than Vision for purposes of this Section iii(B) convert this Note into Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) and Section 16 of the Exchange Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Holder of this Note providing the Corporation with sixty-one (61) days notice (pursuant to this Note) (the “Waiver Notice”) that such Holder would like to waive this Section iii(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section

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iii(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

b.

Definitions.  The capitalized terms below as used in this Section 6 shall have the following definitions.

(i)

Bloomberg.  The term “Bloomberg” shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

(ii)

Conversion Price.  The “Conversion Price” shall mean (U.S.) one dollars and sixty cents ($1.60); provided, that such Conversion Price shall be subject to adjustment as provided herein.

(iii)

Market Price.  The term “Market Price” means, as of any date, (i) the average of the last reported sale prices for the shares of Common Stock on a National Securities Exchange which is the principal trading market for the Common Stock for the ten (10) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if no National Securities Exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (x) the Board of Directors of the Company or, (y) at the option of a majority-in-interest of the Holders of the outstanding Notes, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company.  The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

(iv)

Trading Day.  The term “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(v)

National Securities Exchange.  The term “National Securities Exchange” shall mean any one of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the FINRA (formerly NASD) Over-the-Counter Bulletin Board or the OTC Pink Sheets.

c.

Authorized Shares.  The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Holder’s Note and the other Notes issued pursuant to the Securities Purchase Agreement (the “Reserved Amount”).  If the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of

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shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes.  The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of the Holder’s Note, and (ii) agrees that its issuance of the Holder’s Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Holder’s Note.

d.

Method of Conversion.

(i)

Mechanics of Conversion.  Subject to Section 6(a), the Holder’s Note may be converted by the Holder in whole or in part, by (i) submitting to the Company a Conversion Notice (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (ii) subject to Section 6(d)(ii), surrendering the Holder’s Note at the principal office of the Company.

(ii)

Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, upon conversion of the Holder’s Note in accordance with the terms hereof, the Holder shall not be required to physically surrender the Holder’s Note to the Company unless the entire unpaid principal amount of the Holder’s Note is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Holder’s Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of the Holder’s Note is converted as aforesaid, the Holder may not transfer the Holder’s Note unless the Holder first physically surrenders the Holder’s Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the Holder’s Note.  The Holder and any assignee, by acceptance of the Holder’s Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the Holder’s Note, the unpaid and unconverted principal amount of the Holder’s Note represented by the Holder’s Note may be less than the amount stated on the face hereof.

(iii)

Delivery of Common Stock Upon Conversion.  Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Conversion Notice meeting the requirements for conversion as provided in this Section 6(d), the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within five (5) Business Days (such fifth Business Day being hereinafter referred to as the “Deadline”) in accordance with the terms hereof and the Securities Purchase Agreement.

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(iv)

Obligation of Company to Deliver Common Stock.  Upon delivery by the Holder to the Company of a Conversion Notice, the Holder shall be deemed to be the Holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on that portion of the Holder’s Note being converted shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 6, all rights with respect to the portion of the Holder’s Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Conversion Notice as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.  The Conversion Date specified in the Conversion Notice shall be the Conversion Date so long as the Conversion Notice is received by the Company before 6:00 p.m., New York, New York time, on such date.

(v)

Delivery of Common Stock by Electronic Transfer.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in Section 6(a) and in this Section 6(d), the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

e.

Concerning the Shares.

(i)

Legend.  The shares of Common Stock issuable upon conversion of the Holder’s Note may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 6(e).  Except as otherwise provided in this Agreement (and subject to the removal provisions

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set forth below), until such time as the shares of Common Stock issuable upon conversion of the Holder’s Note have been registered under the Act as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of the Holder’s Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(ii)

Removal of Legend.  The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (A) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (B) such Holder provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of the Holder’s Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (C) in the case of the Common Stock issuable upon conversion of the Holder’s Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon conversion of the

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Notes if required by the Company’s transfer agent to effect the removal of the legend hereunder.  Nothing in the Holder’s Note shall (x) limit the Company’s obligation under the Registration Rights Agreement or (y) affect in any way the Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

f.

Effect of Certain Events.

(i)

Adjustment Due to Merger, Consolidation, Etc.  If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of the Holder’s Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had the Holder’s Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of the Holder’s Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  The Company shall not effect any transaction described in this Section 6(f)(i) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert the Holder’s Note notwithstanding Section 6(a)(iii)) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 6(f)(i).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(ii)

Adjustment Due to Distribution.  If, at any time when this Note is issued and outstanding, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to Holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of the Holder’s Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of

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Common Stock issuable upon such conversion had such Holder been the Holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(iii)

Adjustment Due to Dilutive Issuance.  If, at any time when any Notes are issued and outstanding, the Company issues or sells, or in accordance with this Section 6(f) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 6(f)(iv) hereof, received by the Company upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to the Dilutive Issuance, and (B) the denominator of which is the Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.  The term “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (i) pursuant to Section 6(f)(iv)(1) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (ii) pursuant to Section 6(f)(iv)(2) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.  No adjustment to the Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(iv)

Effect on Conversion Price of Certain Events.  For purposes of determining the adjusted Conversion Price, the following will be applicable:

1.

Issuance of Rights or Options.  If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the

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Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

2.

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share.  For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

3.

Change in Option Price or Conversion Rate.  If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

4.

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable

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hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5.

Treatment of Expired Options and Unexercised Convertible Securities.  If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

6.

Calculation of Consideration Received.  If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the Holder’s Note will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale.  In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

7.

Exceptions to Adjustment of Conversion Price.  No adjustment to the Conversion Price will be made (A) upon the issuance of shares of Common Stock or options or warrants to purchase Common Stock to employees of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company (subject to the limitations on Options issued or issuable to the “Management Group” as defined in the Securities Purchase Agreement), or (B) the issuance of shares of Common Stock upon exercise of any of the Warrants.

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(v)

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 6(f), the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any Holder of Notes, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of such Holder’s Note.

g.

Status as Shareholder.  Upon submission of a Conversion Notice by the Holder of this Note, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of the Holder’s Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of the Holder’s Note.  Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the third (3rd) Business Day after the Deadline with respect to a conversion of any portion of the Holder’s Note for any reason, then the Holder may elect at such Holder’s option to regain the rights of a Holder of the Holder’s Note with respect to such attempted converted portions of the Holder’s Note and the Company shall, as soon as practicable, return such attempted converted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of the Holder’s Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies for the Company’s failure to convert the Holder’s Note.

7.

Applicable Law.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

8.

Facsimile Signatures.

This Note may be executed by facsimile signature which shall, for all purposes be deemed to be as legally valid and binding upon the Company as a ribbon original signature.

9.

Portfolio Interest.

It is intended that all interest paid hereunder shall constitute “portfolio interest” within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note the date and year first above written.

VISCORP, INC.

(to be renamed Tianyin Pharmaceutical Co., Inc.)

By: _______________________________

Name:  Guoqing Jiang,

Title:

CEO

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